Registration No. 333-17007

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FBL FINANCIAL GROUP, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                      Iowa                                42-1411715
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         (State or other jurisdiction of       (IRS Employer Identification No.)
         incorporation or organization)

        5400 University Avenue, West Des Moines, Iowa        50266
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           (Address of Principal Executive Offices)          (Zip Code)

           AMENDED AND RESTATED FBL FINANCIAL GROUP, INC. 1996 CLASS A
                         COMMON STOCK COMPENSATION PLAN
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                            (Full title of the plan)

   Stephen M. Morain, Esq., 5400 University Avenue, West Des Moines, IA 50266
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                     (Name and address of agent for service)

                                  515-225-5410
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          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             Robert A. Simons, Esq.
                5400 University Avenue, West Des Moines, IA 50266
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                               (Name and address)

                                  515-226-6141
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                               (Telephone number)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                Proposed             Proposed             Amount of
Title of securities        Amount to be         maximum offering     maximum aggregate    Registration
to be registered           registered(1)        price per share      offering price       Fee
========================================================================================================
Class A Common             8,500,000 shares     $21.18               $100,900,000        $9,282.80
Stock of FBL
Financial Group, Inc.(2)
========================================================================================================

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(1) Maximum amount of shares issuable under the Plan, as such amounts may be increased in accordance with the Plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock reported by the New York Stock Exchange on August 21, 2002. The registration fee relates to 5,000,000 shares; the registrant registered and paid a fee on 3,500,000 shares (split adjusted) in November 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents subsequently filed by the Company and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

         (a) The Company's report on Form 10-K for the year ended December 31, 2001 and filed with the Commission on March 14, 2002.

         (b) The Company's reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

         (b) The description of Common Stock contained in the Company's registration statement filed with the Commission on Form 8-A under Section 12 of the Exchange Act, on July 11, 1996, effective July 19, 1996, incorporated by reference to the Company's registration statement under the Securities Act of 1933 on Form S-1, file number 333-4332, effective July 18, 1996.

ITEM 4. DESCRIPTION OF SECURITIES.

         Incorporated by reference to Item 3(c).

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 851 and 856 of the Iowa Business Corporation Act provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individuals' conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

         Article VIII of the Company's Restated Articles of Incorporation provides that the Company shall indemnify its directors to the fullest extent possible under the Iowa Business Corporation Act. Article V of the Company's Restated By-laws extends the same indemnity to its officers. Article VII of the Articles provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the Iowa Business Corporation Act provisions relating to improper distributions.

         The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.


         4.1 Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan, containing all amendments adopted through May 14, 2002.

         5        Opinion of Robert A. Simons, Esq., dated August 20, 2002.

         23.1     Consent of Ernst & Young LLP, dated August 21, 2002.

         23.2 Consent of Robert A. Simons, Esq. (contained in opinion, exhibit 5).

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on August 20, 2002.

                                        FBL FINANCIAL GROUP, INC.


                                        /s/ Craig A. Lang
                                        --------------------------------------
                                        Craig A. Lang
                                        Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated. Each of the undersigned directors and officers of FBL Financial Group, Inc. (the "Company"), do hereby constitute and appoint Craig A. Lang or William J. Oddy or Stephen M. Morain or Jerry C. Downin, or any of them, our true and lawful attorneys and agents to sign an amendment to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them shall do or cause to be done by virtue of this power of attorney.

         Executed below by the following persons in the capacities and on the dates indicated:

Signature                      Title                             Date
---------                      -----                             ----

                               Chief Executive Officer and
                               Director (Principal Executive
/s/ William J. Oddy            Officer)                          August 20, 2002
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William J. Oddy

                               Chief Financial Officer
                               (Principal Financial and
/s/ James W. Noyce             Accounting Officer)               August 20, 2002
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James W. Noyce

Signature                      Title                             Date
---------                      -----                             ----

                               Chairman of the Board
/s/ Craig A. Lang              and Director                      August 20, 2002
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Craig A. Lang

                               First Vice Chair
/s/ Howard D. Poulson          and Director                      August 20, 2002
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Howard D. Poulson

                               Second Vice Chair
/s/ Karen J. Henry             and Director                      August 20, 2002
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Karen J. Henry

                               Director
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Eric K. Aasmundstad


/s/ Steve L. Baccus            Director                          August 20, 2002
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Steve L. Baccus


/s/ Jerry L. Chicoine          Director                          August 20, 2002
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Jerry L. Chicoine


/s/ Al Christopherson          Director                          August 20, 2002
---------------------------
Al Christopherson


/s/ John W. Creer              Director                          August 20, 2002
---------------------------
John W. Creer


/s/ Jerry C. Downin            Director                          August 20, 2002
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Jerry C. Downin


/s/ Kenny J. Evans             Director                          August 20, 2002
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Kenny J. Evans

                               Director
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Alan L. Foutz

Signature                      Title                             Date
---------                      -----                             ----

                               Director
---------------------------
Craig D. Hill


/s/ Leland J. Hogan            Director                          August 20, 2002
---------------------------
Leland J. Hogan


/s/ Richard G. Kjerstad        Director                          August 20, 2002
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Richard G. Kjerstad


/s/ G. Steven Kouplen          Director                          August 20, 2002
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G. Steven Kouplen


/s/ David L. McClure           Director                          August 20, 2002
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David L. McClure


/s/ Keith Olsen                Director                          August 20, 2002
---------------------------
Keith Olsen


/s/ Frank S. Priestley         Director                          August 20, 2002
---------------------------
Frank S. Priestley


/s/ John J. Van Sweden         Director                          August 20, 2002
---------------------------
John J. Van Sweden


/s/ John E. Walker             Director                          August 20, 2002
---------------------------
John E. Walker

                                  EXHIBIT INDEX

Exhibit                                                              Page Number
-------                                                              -----------

       4.2    Amended and Restated FBL Financial Group, Inc. 1996
              Class A Common Stock Compensation Plan, containing all amendments adopted through May 14, 2002.

       5      Opinion of Robert A. Simons, Esq., dated August 20,
              2002.

       23.1   Consent of Ernst & Young LLP, dated August 21, 2002.

       23.2 Consent of Robert A. Simons (contained in opinion, exhibit 5).